UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 10, 2005

FOSTER WHEELER LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649
(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000
(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Foster Wheeler Ltd. (the “Company”) has elected Mr. Peter J. Ganz to serve as the Company’s Executive Vice President and General Counsel. In connection therewith, the Company and Mr. Ganz entered into an employment agreement, dated October 10, 2005. The employment agreement shall terminate upon the occurrence of Mr. Ganz’s death, physical or mental disability, notice of termination for cause, resignation for good reason, termination without cause or voluntary resignation. Pursuant to the terms of the employment agreement, Mr. Ganz is entitled to a base salary of $425,000, which amount is to be reviewed by the Company at each anniversary date or other appropriate date when the salaries of executives at comparable employment levels are normally reviewed.

Mr. Ganz’s agreement provides for an annual incentive bonus target of  70% of base salary up to a maximum of 210% of base salary based upon targeted business unit objectives established in advance by the Chairman. Commencing in 2007, Mr. Ganz will be entitled to a long-term incentive value opportunity equivalent to 1.5 times base salary per year, the form and conditions of which will be established by the Company’s Compensation Committee. Further pursuant to the employment agreement, Mr. Ganz also received a signing bonus in the amount of $500,000. In the event Mr. Ganz voluntarily terminates employment with the Company without good reason or is terminated by the Company for cause prior to the first anniversary date, he will repay within 30 days of such termination the gross amount of the signing bonus on a pro-rated basis by multiplying the signing bonus by the number of calendar days from the date of termination of employment to the first anniversary of the employment agreement, divided by three hundred and sixty-five (365).

Under the terms of his employment agreement, the Company granted Mr. Ganz options to acquire 52,165 common shares of the Company at a strike price of $29.95 under, and subject to the terms of, the Company's 2004 Stock Option Plan (the "Stock Options"). Further pursuant to the employment agreement, the Company also expects to grant Mr. Ganz 17,417 restricted common shares with an effective date of October 24, 2005 (the "Restricted Shares"). One-third of both the Restricted Shares and the Stock Options will vest at the end of the 2005 calendar year with the remaining two-thirds vesting on the first anniversary thereof, provided that Mr. Ganz is employed on such dates. Following the grant of the Restricted Shares, Mr. Ganz will be the registered owner of the Restricted Shares and will be entitled to all of the rights of a common shareholder of the Company. In connection with the grant of the Restricted Shares, the Company and Mr. Ganz have entered into a restricted stock award agreement to be effective as of October 24, 2005. The material terms of the agreement pertaining to vesting and Mr. Ganz's rights as the registered owner of the Restricted Shares are as discussed above.

Mr. Ganz is entitled to participate in the benefit plans of the Company, and is entitled to receive certain perquisites, including, without limitation, a Company automobile, annual financial planning services and reimbursement on a one-time basis for legal expenses associated with estate planning.

The employment agreement provides that in the event of any termination of Mr. Ganz’s employment, he will be entitled to receive the following amounts: (a) annual base salary through the date of termination; (b) a balance of any earned but as yet unpaid annual cash incentive or other incentive awards for any calender year prior to the calender year in which the termination occurs; (c) a payment representing accrued but unpaid vacation pay; (d) any vested but not forfeited benefits to the date of termination under the Company’s employee benefit plans; and (e) continuation of certain benefits pursuant to the terms of the Company’s employee benefit plans.

The employment agreement also provides that in the event of termination of Mr. Ganz’s employment by the Company without cause, or by Mr. Ganz for good reason, the Company will, in addition to paying the above amounts, provide to Mr. Ganz: (a) the base salary at the rate in effect on the date of termination payable on a monthly basis for twenty-four months; (b) an annual cash incentive for the calendar year that includes the termination date and the following calendar year equal to a percentage of the base salary which is the average percentage of base salaries paid as bonuses to the executives of the Company at Mr. Ganz’s level; (c) continued employee health and welfare benefit plan coverage for two years at active employee levels and costs; (d) removal of all restrictions from restricted stock; and (e) career transition services not to exceed $8,000.

Further in connection with Mr. Ganz's election, the Company  and Mr. Ganz also entered into a change of control employment agreement dated October 10, 2005. The change of control employment agreement provides that, for a period of up to three years following a "change of control," as defined in the change of control employment agreement, Mr. Ganz shall continue in the employment of the Company and shall be entitled to receive the following compensation and benefits for so long as he remains an employee of the Company: (a) an annual base salary at least equal to twelve times the highest monthly base salary paid to Mr. Ganz in the immediately preceding twelve month period; (b) an annual bonus in cash at least equal to the highest bonus received by Mr. Ganz in the last three full fiscal years under the Company’s annual incentive award plan; (c) certain perquisites, including, without limitation, tax, financial and estate planning services and the use of an automobile; and (d) an immediate payment in cash equal to the annual incentive award paid to Mr. Ganz for the immediately preceding calendar year.

The change of control employment agreement provides that if, within three years of a change of control, the Company terminates Mr. Ganz’s employment other than for cause (defined as failure to perform Mr. Ganz’s duties or engaging in illegal or gross misconduct) or disability, or if Mr. Ganz terminates employment for “good reason” (defined as a diminution of duties or responsibilities, the Company’s failure to compensate Mr. Ganz, a change in workplace, the Company’s purported termination of the change of control employment agreement or failure to comply with the change of control employment agreement), Mr. Ganz will be entitled to receive a lump sum cash payment of the following amounts: (a) Mr. Ganz’s base salary through the date of termination, plus (b) a proportionate annual bonus, plus (c) unpaid deferred compensation and vacation pay. Mr. Ganz will also be entitled to receive a lump sum cash payment of three times the sum of Mr. Ganz’s base salary and his highest annual bonus.

The change of control employment agreement also provides for a five-year continuation of certain employee welfare benefits and a lump sum payment equal to the actuarial value of the service credit under the Company’s qualified retirement plans Mr. Ganz would have received if he had remained employed for three years after the date of his termination. The Company will also provide Mr. Ganz with outplacement services. Finally, Mr. Ganz may tender restricted stock (whether vested or not) in exchange for cash. If any payments to Mr. Ganz, whether under the change of control employment agreement or otherwise, would be subject to the “golden parachute” excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will make an additional payment to put Mr. Ganz in the same after-tax position as if no excise tax had been imposed. Any legal fees and expenses arising in connection with any dispute under the change of control employment agreement will be paid for by the Company. In addition, the change of control employment agreement also provides that after termination of employment with the Company, Mr. Ganz will not, without the prior written consent of the Company, disclose any secret or confidential information, knowledge or data relating to the Company to anyone other than the Company and persons designated by the Company.

Mr. Ganz and the Company have also entered into an indemnification agreement, dated October 10, 2005.  The Indemnification Agreement was entered into in order to provide Mr. Ganz with specific contractual assurance that he would be indemnified to the fullest extent permitted by law, as currently required under the indemnity provisions of the Company's Bye-laws. The Company's form of indemnification agreement for directors and officers was filed with the Securities and Exchange Commission as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on November 8, 2004, and the indemnification agreement between the Company and Mr. Ganz is substantially on the terms and conditions set forth in such form agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: October 14, 2005	By:	/s/John T. La Duc
	Name: Title:	John T. La Duc EXECUTIVE VICE PRESIDENT and CHIEF FINANCIAL OFFICER